ARTICLES OF INCORPORATION

ARTICLE I. NAME
---------------
The name of this Florida corporation is
ROYAL CASKET DISTRIBUTION CORPORATION

ARTICLE II. ADDRESS
-------------------
The Corporation's mailing address is:
ROYAL CASKET DISTRIBUTION CORPORATION
4045 Bahia Isle Circle
Wellington, FL 33467

ARTICLE III. REGISTERED AGENT
-----------------------------
The name and address of the Corporation's registered agent is:
Don A. Paradiso
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415

ARTICLE IV. BOARD OF DIRECTORS
------------------------------
The name of each member of the Corporation's Board of Directors is:
Don A. Paradiso

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.




Don A. Paradiso / FL Bar Member 0969974
Don A. Paradiso, P.A.
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415
561-967-7300




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ARTICLE V. CAPITAL STOCK
------------------------
The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.01 per share.

ARTICLE VI. INCORPORATOR
------------------------
The name and address of the incorporator is:
Don A. Paradiso
Don A. Paradiso, P.A.
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415
561-967-7300

ARTICLE VII. CORPORATE EXISTENCE
--------------------------------
These Articles of Incorporation shall become effective and the corporate existence will begin on July 27, 2001.

The undersigned incorporator executed these Articles of Incorporation on July 27, 2001.



/S/ J.S. FINE
-------------------
DON A. PARADISO
by J.A. Fine as attorney-in-fact












Don A. Paradiso / FL Bar Member 0969974
Don A. Paradiso, P.A.
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415
561-967-7300


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CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE

CORPORATION:
------------
ROYAL CASKET DISTRIBUTION CORPORATION

REGISTERED AGENT/OFFICE:
------------------------
Don A. Paradiso
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415




I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/S/ J.S. FINE
-------------------
DON A. PARADISO
by J.A. Fine as attorney-in-fact


Date: July 27, 2001





Don A. Paradiso / FL Bar Member 0969974
Don A. Paradiso, P.A.
2072 South Military Trial, Suite #9
West Palm Beach, FL 33415
561-967-7300




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